October 5, 2006

John Horton, CEO
Lazy Days’ R.V. Center, Inc.
6130 Lazy Days Drive
Seffner, FL 33584-2968

RE: Consulting Fee

Michael,

In keeping with our recent discussions, the following consulting fee arrangement has been agreed to, effective October 5, 2006.

•	Consulting fee will be paid at a daily rate in the amount of $2000 for each day worked at the request of the company.

•
An invoice for consulting fees incurred during a calendar month (including a disclosure of the days worked during such month) will be provided to John Horton no later than the 5th day of the following month. Payment will be made within 10 days of the receipt of such invoice.

•
Services provided shall include financial staff evaluation, assessing and interviewing candidates for the position of Chief Financial Officer, monthly review of financial statements, and implementation assistance for the new enterprise resources management system.

•	This arrangement can be terminated by either party with 3 business days notice.

/s/ Michael Salvati
Michael Salvati
October 5, 2006

/s/ John Horton
John Horton, CEO
October 5, 2006